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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      June 22, 2000
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                                  RMI.NET, Inc.
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               (Exact name of Registrant as specified in charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

           001-12063                                      84-1322326
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    (Commission File Number)                   (IRS Employee Identification No.)

 999 Eighteenth Street, Suite 2201, Denver, Colorado                  80202
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     (Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code       (303) 672-0700
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                                 Not Applicable
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          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

         On June 22, 2000, RMI.NET, Inc. announced a nationwide reduction of 108 employees or 24 percent of its work force. The majority of terminated employees were located in Denver, Colorado and Seattle, Washington. The reduction was part of RMI.NET, Inc.'s five-point plan designed to reduce operation expenses, grow revenue organically, increase customer retention, develop market driven products and upgrade its network.

         Additionally, RMI.NET, Inc. also recently hired Alex Burney as Vice President of Sales and Marketing. Prior to joining RMI.NET, Inc. Mr. Burney was co-founder, president, and CEO of LyncStar Integrated Communications LLC, a private broadband operator.

         RMI.NET, Inc. was also recently extended a $12 million revolving line of credit facility by RFC Capital Corporation. Under the terms of that facility, RMI.NET, Inc. may borrow funds equal to a multiple of its monthly recurring revenue at a comparable market rate of interest. The funds available under this facility will increase or decrease depending on any corresponding fluctuations in RMI.NET, Inc.'s monthly recurring revenue.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      RMI.NET, Inc.
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                                                      (Registrant)

Date: July 7, 2000                       By:  /s/ CHRISTOPHER J. MELCHER
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                                            Christopher J. Melcher
                                            Vice President, General Counsel, and
                                            Corporate Secretary